Exhibit 1

JOINT FILING AGREEMENT (RESTATED)

WHEREAS, the undersigned (collectively, the "Reporting Persons") from time to time make filings with the Securities and Exchange Commission pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended; and

WHEREAS, the Reporting Persons prefer to make joint filings on behalf of all Reporting Persons rather than individual filings on behalf of each of the Reporting Persons;

NOW, THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

1.	Each of the Reporting Persons is individually eligible to make joint filings.

2.         Each of the Reporting Persons is responsible for timely making joint filings and any amendments thereto.

3.         Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such person contained in joint filings.

4.         None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in joint filings, unless such person knows or has reason to believe that such information is inaccurate.

5.         This Joint Filing Agreement amends, restates and supersedes the Joint Filing Agreement (Restated) dated August 3, 2007 by and among certain of the undersigned, but only as to those filings to be made by all Reporting Persons.

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6.         The undersigned agree that each joint filing made on or after the date hereof will be, and any amendment thereto will be, made on behalf of each of the Reporting Persons.

D3 Family Fund, L.P., D3 Bulldog Fund, L.P. and D3 Family Canadian Fund, L.P.

By: Nierenberg Investment Management

Company, Inc.

Its: General Partner

March 5, 2008	By: /s/ David Nierenberg
David Nierenberg, President

DIII Offshore Fund, L.P.

By: Nierenberg Investment Management

Offshore, Inc.

Its: General Partner

March 5, 2008	By: /s/ David Nierenberg
David Nierenberg, President

Nierenberg Investment Management

Company, Inc.

March 5, 2008	By: /s/ David Nierenberg
David Nierenberg, President

Nierenberg Investment Management

Offshore, Inc.

March 5, 2008	By: /s/ David Nierenberg
David Nierenberg, President

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